Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of May 11, 2011 by and between ACCESS TO MONEY, INC. ("Borrower" and  SOVEREIGN BANK (“Bank”).

BACKGROUND

A.           Borrower and Bank have previously entered into a certain Loan and Security Agreement dated September 3, 2010 (as amended by that certain First Amendment to Loan and Security Agreement, effective as of September 3, 2010, and as it may be further amended, supplemented or restated from time to time, the “Loan Agreement”).

B.           The repayment of the Obligations under the Loan Agreement are secured by a first priority lien on substantially all of Borrower’s assets.  The repayment of the Obligations is guaranteed by Access to Money ATM Corporation, Access to Money Acquisition Corporation, and Access to Money – SL, Inc. (collectively the “Guarantors”).

C.           Lampe, Conway & Co., L.L.C., (“Lampe”) and the other lenders party thereto (collectively with Lampe, the “Subordinate Lenders”), Borrower and Guarantors are parties to that certain Amended and Restated Loan Agreement dated September 3, 2010 (as amended, and as it may be amended, supplemented or restated from time to time, the “Lampe Loan Agreement”).  Pursuant to the Lampe Loan Agreement, the Subordinate Lenders continued to provide financing to Borrower.

D.           Subordinate Lenders and Bank are parties to that certain Intercreditor and Subordination Agreement dated September 3, 2010 (the “Intercreditor Agreement”), wherein Bank and Subordinate Lenders agreed to set forth certain rights and remedies relating to their respective loans and Collateral (as defined in the Intercreditor Agreement).

E.           Pursuant to a Subordinated Promissory Note dated April 18, 2008 (the “Falcone Note”), as amended, Borrower is indebted to Douglas Falcone (“Falcone”) in the amount of $9,754,465.00.  The Falcone Note is subordinated to the Obligations under the Loan Agreement not only by its terms, but pursuant to a Subordination Agreement dated September 3, 2010.

F.           Borrower and Bank are entering into this Amendment to, inter alia,  amend certain terms and conditions of the Loan Agreement and to waive certain defaults on the terms and subject to the conditions set forth herein.

G.           Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth therefor in the Loan Agreement.

NOW THEREFORE in consideration of the foregoing premises and intending to be legally bound, the parties hereto agree as follows:

1.           Amendment to Definitions.

a)	The definition of “Capital Expenditures” is hereby deleted in its entirety replaced with the following:

Capital Expenditures means any expenditure that would be classified as a capital expenditure in accordance with GAAP.

b)	The definition of “Fixed Charge Coverage Ratio” is hereby deleted in its entirety and replaced with the following:

Fixed Charge Coverage Ratio means the ratio, calculated for the prior four consecutive fiscal quarters, of (i) the sum of EBITDA, minus (b) distributions paid in cash during such period, minus (c) unfunded Capital Expenditures, to (ii) the sum of (w) the amount of Interest Expense paid in cash during such period, plus (x) the aggregate principal amount of payments of long term debt of Borrower made during such period, plus the aggregate principal amount of payments of Capitalized Lease Obligations made during such period, plus (2) the amount of cash taxes paid during such period.

c)	A new definition of “Permitted ATM Indebtedness” shall be added as follows:

Permitted ATM Indebtedness shall have the meaning given to such terms in Section 10.2.

2.           Amendment to Section 10.2.  Section 10.2 is hereby deleted in its entirety and replaced with the following:

10.2    Limitation on Indebtedness.  No Obligor will have at any time outstanding to any Person other than Bank, any Indebtedness for borrowed money, Capitalized Lease Obligations, or any outstanding letters of credit, except for the Subordinated Indebtedness and the existing Indebtedness for borrowed money and Capitalized Lease Obligations described on Schedule 10.2; provided that Borrower may incur not more than $750,000.00 in secured purchase money indebtedness or Capitalized Lease Obligations related solely to the purchase of new income producing ATM machines (“Permitted ATM Indebtedness”).  None of the Indebtedness permitted hereunder may be refinanced or replaced without the consent of Bank, except as otherwise permitted in the Subordination Agreements.

3.           Amendment to Section 10.5  Section 10.5 is hereby deleted in its entirety and replaced with the following:

Section 10.5      Guaranties.  The Obligors will not directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person, except in connection with the Surety Agreements, with the Lampe Indebtedness or Permitted ATM Indebtedness.

4.           Amendment to Section 10.8 Section 10.8 is hereby deleted in its entirety and replaced with the following:

Section 10.8      Liens.  The Obligors will not create, incur or permit to exist any Lien of any kind on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

(i)          Liens held by Bank;

(ii)         Deposits made in the ordinary course of business (i) in connection with worker’s compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or Inventory;

(iii)        Encumbrances consisting of zoning restrictions, easements, reservations, servitudes, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by any Obligor in the operation of its business;

(iv)         Liens securing the Lampe Indebtedness;

(v)          Liens listed on Schedule 10.8 attached hereto; and

(vi)         Liens securing Permitted ATM Indebtedness, but only to the extent that such liens are granted solely with respect to the ATM’s purchased with such Indebtedness.

No Obligor shall enter into any agreement with any other Person which shall prohibit such Obligor from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of such Obligor to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of its assets in favor of Bank.

5.           Amendment to Section 10.23.  Section 10.23 is hereby deleted in its entirety and replaced with the following:

Section 10.23    Capital Expenditures.  The Obligors will not cause, suffer or permit their aggregate annual Capital Expenditures to exceed $250,000.00 for the fiscal year ending December 31, 2011 and for each fiscal year ending thereafter; provided that for the purpose of this Section 10.23, Capital Expenditures shall not include expenditures for income producing ATM machines purchased by Borrower in the ordinary course of its business.  Such permitted Capital Expenditures are on a non-cumulative basis as to unused portions for any fiscal year.

6.            Amendment to Section 11.1.  Section 11.1 is hereby deleted in its entirety and replaced with the following:

Section 11.1     Minimum Liquidity.  The Obligors will maintain a minimum liquidity of not less than: (a) $1,000,000.00 at all times through September 29, 2011; (b) $1,250,000.00 at all times from September 30, 2011 through December 30, 2011; and (c) $1,500,000.00 as of December 31, 2011, and at all times thereafter.  For the purposes of this covenant, “minimum liquidity” shall mean all cash and cash equivalents on deposit with, or held by, Bank that are not pledged as collateral for other Indebtedness.

7.           Amendment to Section 11.2.    Section 11.2 is hereby deleted in its entirety and replaced with the following:

Section 11.2       The Obligors will maintain a Fixed Charge Coverage Ratio of not less than:

0.65:1 as of June 30, 2011; provided that, notwithstanding the definition of Fixed Charge Coverage Ratio, as of this testing date only, the Fixed Charge Coverage Ratio shall be calculated for the period April 1, 2011, through June 30, 2011.

1.20:1 as of September 30, 2011; provided that, notwithstanding the definition of Fixed Charge Coverage Ratio, as of this testing date the Fixed Charge Coverage Ratio shall be calculated for the period April  1, 2011 through September 30, 2011.

1.25:1 as of December 31, 2011; provided that, notwithstanding the definition of Fixed Charge Coverage Ratio, as of this testing date the Fixed Charge Coverage Ratio shall be calculated for the period April  1, 2011 through December 31, 2011.

1.25:1.00 as of March 31, 2012, and at the end of each fiscal quarter thereafter, tested as defined.

8.           Amendment to Section 11.3.    Section 11.3 is hereby deleted in its entirety and replaced with the following:

Section 11.3     Funded Debt to EBITDA Ratio.         The Obligors will maintain a ratio of consolidated Funded Debt to consolidated EBITDA as follows:

•	For the fiscal quarter ending June 30, 2011, the ratio shall not exceed 2.35:100, and shall be calculated by annualizing the results of EBITDA for such quarter.

•
For the fiscal quarter ending September 30, 2011, the ratio shall not exceed 2.00:1.00, and shall be calculated by annualizing the results of EBITDA for the period April 1, 2011 through September 30, 2011.

•
For the fiscal quarter ending December 31, 2011, the ratio shall not exceed 2.00:1.00, and shall be calculated by annualizing the results of EBITDA for the period April 1, 2011 through December 31, 2011.

•	As of March 31, 2012, and at each fiscal quarter end thereafter, the ratio shall not exceed 2.00:1.00 calculated with respect to EBITDA on the basis of the prior four consecutive fiscal quarters.

9.           Covenants, Representations and Warranties.  Borrower hereby:

9.1           ratifies, confirms and agrees that the Loan Agreement, as amended by this Amendment, and all Loan Documents, are valid, binding and in full force and effect as of the date of this Amendment.

9.2           agrees it does not have, any defense, set-off, counterclaim or challenge against the payment of any sums owed or owing under the Loan Agreement and the Loan Documents or the enforcement of any of the terms of the Loan Agreement or the Loan Documents.

9.3           ratifies, confirms and continues all liens, security interests, pledges, rights and remedies granted Bank in the Loan Agreement and the Loan Documents and agrees that such liens, security interests and pledges shall secure all of the Obligations under the Loan Agreement and the Loan Documents as amended by this Amendment.

9.4           represents and warrants that all representations and warranties in the Loan Agreement and the Loan Documents are true, correct and complete as of the date of this Amendment, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true, correct and complete as of such earlier date.

9.5           represents and warrants that all schedules and exhibits attached to and made part of the Loan Agreement and the Loan Documents, are true, correct and complete as of the date of this Amendment, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true, correct and complete as of such earlier date.

9.6           represents and warrants that no condition or event exists after taking into account the terms of this Amendment which would constitute a Default or an Event of Default.

9.7         represents and warrants that the execution and delivery of this Amendment by Borrower and all documents and agreements executed and delivered by Borrower pursuant to this Amendment:

(a)           have been duly authorized by all requisite or company action of Borrower;

(b)           at the time of delivery, did not conflict with or result in a breach of, or constitute a default (or with the passage of time or the giving of notice or both, will constitute a default) under, any of the terms, conditions, or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower’s Certificate of Organization, Certificate of Formation or Operating Agreement, as applicable, or any indenture, mortgage, loan or credit agreement or instrument to which Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and

(c)           at the time of delivery, will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Agent, for the benefit of Bank, or liens in favor of the Subordinated Creditors or their agent.

10.         Deliveries.  Prior to or coincident with the execution of the Amendment by Bank, Borrower shall deliver to Bank, each of the following:

10.1       Executed Amendment Documents.  Borrower and all other required persons and entities will have executed and delivered to Bank this Amendment.

10.2       Executed Lampe Amendment.  An Amendment to the Lampe Loan Agreement, in form and substance reasonably acceptable to Bank, shall have been executed by Borrower and all other parties thereto.

10.3       Falcone Consent.  Falcone shall have signed a consent and acknowledgement of this Amendment in form and substance reasonably acceptable to Bank.

10.4       Additional Financial Information.  Pursuant to Section 12.7 of the Loan Agreement, obligors shall deliver to Bank until further notice and within 20 days of the end of each month, management prepared balance sheet, income statement and daily cash balance report.

10.5       Amendment Fee.  Borrower shall have paid the $10,000.00 Amendment Fee.

11.         Covenant Waivers.  Obligors compliance with the covenants contained in Sections 11.2 and 11.3 of the Loan Agreement are waived as of March 31, 2011, and compliance with the covenant contained in Section 11.1 of the Loan Agreement is waived from January 25, 2011, until the date of this Amendment.

12.           Additional Documents; Further Assurances.   Borrower covenants and agrees to execute and deliver to Bank, or to cause to be executed and delivered, at the sole cost and expense of Borrower, from time to time, any and all other documents, agreements, statements, opinions, resolutions, certificates, consents and information as Bank shall reasonably request to evidence or effect the terms hereof or to enforce or protect Bank’s rights.  All of such documents, agreements, statements, opinions, resolutions, certificates, consents and information shall be in form and content reasonably acceptable to Bank.

13.           Amendment Fee, Costs, Expenses and Expenditures.  Borrower agrees to pay an Amendment Fee of $10,000.00, together with all of Bank’s reasonable costs and expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, costs, fees and expenses of counsel retained by Bank and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated.  Nothing contained herein shall limit in any manner whatsoever Bank’s right to reimbursement under the Loan Agreement or any of the Other Documents.

14.           No Novation.  Nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Loan Agreement or any of the Loan Documents and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Bank in the Loan Agreement or Loan Documents.

15.           No Waiver.  Borrower acknowledges and agrees that except as specifically set forth in Section 11 of this Amendment, nothing herein contained nor any actions taken by Bank in connection herewith shall constitute nor shall they be deemed to be a waiver, release or amendment of or to any rights, remedies, or privileges afforded to Bank under the Loan Agreement and the Loan Documents.  Except as specifically set forth in Section 11 of this Amendment, nothing herein shall constitute a waiver by Bank of Borrower’s compliance with the terms of the Loan Agreement, as amended hereby, and the Loan Documents, nor shall anything contained herein constitute an agreement by Bank to enter into any further amendments with Borrower.

16.           Inconsistencies.  To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement or the Loan Documents, the terms and conditions of this Amendment shall prevail.  All terms and conditions of the Loan Agreement and Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrower.

17.           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18.           Headings.  The headings of the Sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

19.           Severability.  The provisions of this Amendment and the Loan Agreement and the Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

20.           Law Governing.  This Amendment has been made, executed and delivered in the State of New Jersey and will be construed in accordance with and governed by the laws of such State, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

21.           Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, all of which when taken together constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Any signature delivered via facsimile shall be deemed an original signature hereto.

22.           Waiver of Right to Trial by Jury.  BORROWER AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AMENDMENT, (b) ARISING UNDER THE LOAN AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR (c) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER, WITH RESPECT TO THIS AMENDMENT, THE LOAN AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, BORROWER AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

ACCESS TO MONEY, INC., a Delaware corporation

By:	/s/ Michael J. Dolan
Name/Title:	Michael J. Dolan, CFO

Acknowledged and Agreed as of the date above:

GUARANTORS:

ACCESS TO MONEY ACQUISITION CORPORATION

By:	/s/ Michael J. Dolan
Name/Title:	Michael J. Dolan, CFO

ACCESS TO MONEY ATM CORPORATION

By:	/s/ Michael J. Dolan
Name/Title:	Michael J. Dolan, CFO

ACCESS TO MONEY-SL, INC.

By:	/s/ Michael J. Dolan
Name/Title:	Michael J. Dolan, CFO

BANK:

SOVEREIGN BANK

By:	/s/ Daniel R. Vereb
Name/Title:	Daniel R. Vereb, SVP